SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2013

HASCO MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Florida	333-58326	65-0924471
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15928 Midway Road, Addison, TX  75001

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 302-0930

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05	Costs Associated with Exit or Disposal Activities.

On June 21st, 2013 Hasco Medical Inc.’s Board of Directors approved the closing and liquidation of its wholly owned subsidiary, Southern Medical and Mobility. The Company’s Board has concluded after extensive and careful consideration of The Company’s strategic alternatives this was in the best interest of the Company and its shareholders.

The closing of Southern Medical and Mobility was authorized to begin on June 25, 2013. The Company has estimated the disposal costs to range from $ 60,000-$80,000.

Southern Medical and Mobility is less than one percent of the Company’s revenues and therefore an immaterial portion of the Consolidated Entity.

The Company has made the decision to focus on our core business providing Mobility options. In keeping with this decision, the Company has announced its intent to purchase privately held Auto Mobility Sales, Inc. of Lake Worth, Florida, a leader in wheelchair accessible vehicle sales, service and rentals in southeastern Florida.

The acquisition of Auto Mobility Sales, Inc. complements and expands HASCO’s strategy of becoming a leading consolidator of wheelchair accessible mobility dealers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HASCO MEDICAL, INC.

Date: June 27, 2013	By:	/s/ Hal Compton, Jr.
Hal Compton, Jr.
Chief Executive Officer and President